UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

SCHEDULE 14A

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NATURAL RESOURCES USA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Natural Resources USA Corporation 3200 County Road 31 Rifle, Colorado 81650
Supplement To Proxy Statement for the Annual Meeting of Shareholders of Natural Resources USA Corporation to be held on February 9, 2011

To all Shareholders of Natural Resources USA Corporation:

The enclosed supplement (the “Supplement”) amends and supplements the Proxy Statement (the “Proxy Statement”) of Natural Resources USA Corporation (the “Company”), dated January 10, 2011, delivered to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) for its fiscal year ended June 30, 2010 to be held at the Doubletree Hotel, 9599 Skokie Boulevard, Skokie, Illinois, on February 9, 2011 at 10:00 a.m. Central Time.

Except as specifically amended and supplemented by the information contained in the Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or at the Annual Meeting.

Accordingly, the Supplement should be read in conjunction with the Proxy Statement.

IMPORTANT

Enclosed with the Supplement is a revised form of proxy for all proposals to be voted on at the Annual Meeting.  Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your share of common stock of the Company in person.

By Order of the Board of Directors,

/s/ Bill H. Gunn
Bill H. Gunn
Natural Resources USA Corporation
3200 County Road 31
Rifle, Colorado 81650	January 25, 2011

NATURAL RESOURCES USA CORPORATION 3200 County Road 31 Rifle, Colorado 81650
Supplement To Proxy Statement
for the Annual Meeting of Shareholders
of Natural Resources USA Corporation
to be held on February 9, 2011, at 10.00 a.m. Central Time
at the Doubletree Hotel, 9599 Skokie Boulevard, Skokie, Illinois

Unless the context requires otherwise, references herein to the “Company,” “we,” “us” or “our” refer to Natural Resources USA Corporation.

This supplement (this “Supplement”) amends and supplements the Company’s Proxy Statement, dated January 10, 2011 (the “Proxy Statement”), delivered to our shareholders in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) for our fiscal year ended June 30, 2011 to be held on February 9, 2011.

After the filing of the Proxy Statement, it came to our attention that the Proxy Statement inadvertently referenced December 20, 2010 as the record date (the “Record Date”) for the Annual Meeting.  The actual Record Date for the Annual Meeting is December 27, 2010.  Consequently, only shareholders of record as of the Record Date of December 27, 2010 are entitled to receive notice of and vote at the Annual Meeting.  This Supplement hereby amends the Proxy Statement such that each and every reference to the Record Date in the Proxy Statement means December 27, 2010.

This Supplement has also been prepared in response to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) for the purpose of permitting the Company’s shareholders to consider two additional proposals at the Annual Meeting:

Proposal 4.	To conduct an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers; and

Proposal 5.	To conduct an advisory (nonbinding) vote to determine the frequency of future advisory votes on executive compensation.

If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the voting shares of the Company entitled to vote at the Annual Meeting, represented in person or by proxy, is required to approve the advisory vote on executive compensation, and a plurality of the affirmative votes duly cast is required for the approval of the frequency of future shareholder votes on the Company’s executive compensation program (i.e., the frequency selection receiving the greatest number of votes will be approved).

Please note that Sentient USA Resources Fund, L.P. (referred to herein as “Sentient”) holds approximately 95% of our outstanding shares of common stock (“Common Shares”).  We believe Sentient will be present at the Annual Meeting.  As our majority shareholder, if Sentient votes in favor of a proposal, the proposal will be approved and if Sentient votes against a proposal or abstains from voting on the proposal, other than the advisory vote on the frequency of future advisory votes on executive compensation, the proposal will not be approved.

Except as specifically amended and supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or at the Annual Meeting.  Accordingly, this Supplement should be read in conjunction with the Proxy Statement.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

What additional proposals am I voting on?

You are being asked to vote on the following additional proposals:

1.	An advisory (nonbinding) vote approving the compensation of the Company’s named executive officers; and

2.	An advisory (nonbinding) vote to determine the frequency of future advisory votes on executive compensation.

What does the Board recommend?

The Board recommends a vote:

•	FOR the advisory vote approving executive compensation, and

•	EVERY THREE YEARS regarding the frequency of the advisory vote on executive compensation.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding Common Shares in street name for their customers, are generally required to vote the Common Shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the Common Shares on routine matters, but not on non-routine matters.

Conducting an advisory vote on executive compensation and conducting an advisory vote to determine the frequency of future advisory votes on executive compensation are both considered non-routine matters.  Consequently, brokers may not vote shares held in street name for their customers in relation to these proposals.

How many votes are needed to approve the compensation of the Company’s named executive officers?

The compensation of the Company’s named executive officers will be approved if a majority of the voting power of the Common Shares present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.  We believe Sentient will be present at the Annual Meeting.  If Sentient votes AGAINST or ABSTAINS from voting on this proposal, the advisory vote to approve our executive compensation will not be approved.

How many votes are needed to approve the determination of the frequency of conducting future advisory votes on executive compensation?

A plurality of the affirmative votes duly cast is required for the approval of the frequency of stockholder votes on the Company’s executive compensation program (i.e., the frequency selection receiving the greatest number of votes will be approved).  A properly executed proxy card marked ABSTAIN with respect to this proposal will have no effect on this proposal.  We believe Sentient will be present at the Annual Meeting and expect that Sentient will vote in favor of conducting future advisory votes on executive compensation EVERY THREE YEARS.  As our majority shareholder, unless Sentient ABSTAINS from voting on this proposal, the frequency Sentient votes in favor of will be the frequency approved by the Company’s shareholders.

What materials accompany or are enclosed with this Supplement?

A revised form of proxy with respect to all proposals to be acted on at the Annual Meeting, including the proposals referenced in the Proxy Statement and in this Supplement, is enclosed.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on February 9, 2011.

You may access the following proxy materials at the Company’s website: www.naturalresourcescorp.com

•	Notice of the Annual Meeting of Shareholders;

•	Proxy Statement for the Annual Meeting of Shareholders;

•	Notice of Supplement to the Proxy Statement for the Annual Meeting of Shareholders;

•	Supplement to the Proxy Statement for the Annual Meeting of Shareholders;

•	The Company’s Annual Report on Form 10-K for the year ended June 30, 2010; and

•	Form of Proxy Card.

Directions to the Annual Meeting, where you may vote in person, can be also found at the Company’s website www.naturalresourcescorp.com

PROPOSAL 4
ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

What am I voting on?

The recently enacted Dodd-Frank Act requires that our shareholders vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value.  We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.  Please see the section “Executive Compensation” and the related compensation tables in the Proxy Statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers during our fiscal year ended June 30, 2010.

What vote does the Board recommend?

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in the Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Natural Resources USA Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the Annual Meeting of Shareholders for the fiscal year ended June 30, 2010 pursuant to the compensation disclosure rules of the SEC.”

Is the vote on this proposal binding on the Company?

The say-on-pay vote is advisory, and therefore is not binding on the Company, the Board, or the Compensation Committee. Our Board and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in the Proxy Statement, we will consider the results of the vote in future compensation deliberations.

The Board recommends that shareholders vote “FOR” the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement.

PROPOSAL 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY PROPOSAL

What am I voting on?

Under the Dodd-Frank Act, shareholders are afforded the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings. Under this proposal, shareholders may vote on whether an advisory vote on executive compensation should occur every year, every two years, or every three years.

What vote does the Board recommend?

It is management’s belief, and the Board’s recommendation, that an advisory vote on executive compensation should occur every three years.  We believe the Company has effective executive compensation practices, as described in more detail elsewhere in this proxy statement. The Board believes that providing our shareholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, the Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in the Company’s financial performance and in the price of our stock.  As a result, an advisory vote on executive compensation more frequently than every three years would not, in the Board’s judgment, allow shareholders to meaningfully compare executive compensation to our performance.

Lastly, the Board believes that conducting an advisory vote on executive compensation every three years would allow the Company adequate time to compile meaningful input from shareholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and we believe that both the Company and its shareholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policy.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the shareholders’ preferred frequency with which Natural Resources USA Corporation is to hold a stockholder advisory vote regarding the executive compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

Is the vote on this proposal binding on the Company?

The option of three years, two years or one year that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by shareholders. However, because the vote on this proposal is only advisory in nature and is not binding on the Company, the Board may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on the compensation of the Company’s named executive officers more or less frequently than the option approved by our shareholders.

The Board recommends that our shareholders vote to hold an advisory vote on the compensation our named executive officers EVERY THREE YEARS.

OTHER MATTERS

As of the date of this Supplement, we do not know of any other matter that will come before the Annual Meeting.

By Order of the Board of Directors,

Bill H. Gunn, President
Natural Resources USA Corporation
January 25, 2011

Please sign and return the enclosed form of proxy promptly. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your Common Shares in person.

APPENDIX A

THE PROXY CARD ACCOMPANIES THIS PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
NATURAL RESOURCES USA CORPORATION

February 9, 2011

PROXY SOLICITED BY BOARD OF DIRECTORS

APPOINTING BILL H. GUNN AND ROBERT C.J. VAN MOURIK AS PROXY TO VOTE YOUR SHARES
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible	COMPANY NUMBER
ACCOUNT NUMBER
CUSIP NUMBER
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors Recommends		The Board of Directors Recommends
a Vote “FOR ALL NOMINEES” in Item 1.		a Vote “FOR” Items 2, 3 and 4, and for “EVERY THREE YEARS” in Item 5
Item 1. ELECTION OF DIRECTORS.		Items 2, 3, 4, and 5
☐ FOR ALL NOMINEES	NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES*	☐ Bill H. Gunn ☐ Neil E. Summerson ☐ Geoffrey C. Murphy ☐ J. Jeffrey Geldermann ☐ Alan De’ath	Item 2.	Ratification of the appointment of independent registered public accounting firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐ Paul-Henri Couture ☐ Leigh Hall ☐ Wayne Richardson ☐ Alan You Lee Vote FOR an individual nominee by filling in the appropriate box above.	Item 3.	Approval of a resolution and amendment to the Company’s By-Laws to provide for the taking of action by less than unanimous written consent of the Company’s shareholders	FOR ☐	AGAINST ☐	ABSTAIN ☐
		Item 4.	Advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers	FOR ☐	AGAINST ☐	ABSTAIN ☐

		Item 5.	Advisory (nonbinding) vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers	EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐
INSTRUCTION: By marking “Withhold Authority for All Nominees” your shares will not be voted FOR or AGAINST any Nominee. This will have no effect on the election of directors and your shares will be counted for the purposes of establishing quorum.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike through the name of the individual nominee(s).

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To change the address on your account, please check this box ☐ and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Each of Items 1, 2, 3, 4, and 5 were proposed by the Board of Directors.

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will have the same effect as a vote AGAINST each of Items 2, 3, and 4, and your shares will still be counted for the purposes of establishing a quorum at the Annual Meeting.

A vote to ABSTAIN on Items 5 will have no effect and your shares will still be counted for the purposes of establishing a quorum at the Annual Meeting

If votes are not specified on a returned proxy, a vote FOR ALL NOMINEES in Item 1, FOR Items 2, 3, and 4, and for EVERY THREE YEARS in Item 5 will be voted at the Annual Meeting.

Cumulative voting rights are not authorized for the election of directors.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING: ☐

PLEASE SIGN YOUR PROXY ON THE REVERSE SIDE
OUR RECORDS STATE THAT YOUR NAME AND SHAREHOLDINGS ARE AS FOLLOWS: